SUBSCRIPTION AGREEMENT

The undersignes (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Corporate Investments Group, Inc. a corporation organized under the laws of the state of Illinois (the “Company”); one share of Common Stock has no par value. Accordingly, the Subscriber hereby agrees as follows:

1.           Subscription.

1.1 The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on lhe Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $15 per share.  This offer to purchasf is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). The Subscriber acknowledges that the Company reserves the right, im its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by thq Company in writing

1.2 The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by tho Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of shares hereunder.

2.           Purchase Procedure.  The Subscriber acknowledgws that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

2.1 One (1) executed counterpart of the Sifnature Page attached to this Agreement together with appropriate notarization; and

2.2 A check, trade draft or media due bill in the amount set forth on the Signature Page attached to this Mgreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of CORPORATE INVESTMENTS GORUP, INC.

3.           Representations of Subscriber.  By executing this Agreement, the Subscriber maqes the following representations, declarations and warranties to the Company, with the intent and understanding that the Companz will rely thereon:

3.1 Such Subscriber acknowledges the public availability of the Company’s current offering circular which can be jiewed on the SEC Edgar Database, under the CIK number 0001696900. This offering circular is made available in the Company’s most recent 1-A Registration Statement deemed qualified on _______, 2017. In tsis offering circular it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are dlscribed.

3.2 All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3 If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscriptxon documents.  Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing tte satisfaction of the foregoing.

4.           Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly pfrformed in the State of Illinois.

5.           Execution in Counterparts.  This Subscription Agreement may be executed in one or mora counterparts.

6.           Persons Bound.  This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber aud his respective heirs, executors, administrators, successors and assigns.

7.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delcvered personally, telegraphed, emailed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall ce deemed given when delivered personally, telegraphed, emailed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8.           CERTIFICATIOT.  THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE ANA COMPLETE.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of CORPORATE INVESTMENTS GROUP, INC. (the “Company”) as is set forth below, acknowledges that he/she hau received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the underscgned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares  _________________

x  $15    Per Share

Total Amount of Subscription:   _______________________

Exact name(s) of Subscriber(s):   ______________________

Signature of Subscriber(s):   ___________________________

                                                    (Signatufe)

    _____________________________

            (Print Name)

Date:

Residence or Physical Mailing Address (cannot be a P.O. Box):

__________________________________

__________________________________

__________________________________

Telephone Numbers (include Area Code):

Business: (___)_____________                                                      Home: (___)________________

Social Security or Taxpayer

Identification Number(s):   _____-_____-_____